Exhibit 5.1

SNOW BECKER KRAUSS P.C.
605 Third Avenue
New York, NY 10158
Phone: (212) 687-3860
Fax: (212) 949-7052

June 6, 2000

American International Petroleum Corporation
2950 North Loop West, Suite 100
Houston, Texas 77092

Ladies and Gentlemen:

We are counsel to American International Petroleum Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offer and sale of 1,417,361 shares of the Company’s common stock by the selling securityholders named in the Registration Statement, including

•	250,000 shares (the "Shares") that they acquired with the Company's 7% Secured Bridge Note due November 28, 2000.

•	1,167,361 shares (the “Warrant Shares”) that they may acquire upon exercise of outstanding warrants.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:

1.	The Company has been duly organized, is validly existing and in good standing under the laws of the State of Nevada

2.	The Shares and the Warrant Shares have been duly authorized.

3.	The Shares have been legally issued and are fully paid and non assessable.

4.	The Warrant Shares, when issued upon payment of the exercise price specified in the warrants, will be legally issued, fully paid and nonassessable.

Members of our firm own 144,518 shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption Legal Matters in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Snow Becker Krauss P.C. ———————————————— SNOW BECKER KRAUSS P.C.

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